Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Bitcoin Depot Inc. of our report dated March 18, 2026, relating to the consolidated financial statements of Bitcoin Depot Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 31, 2026